FOR IMMEDIATE RELEASE
DATE: October 20, 2022
HERITAGE FINANCIAL ANNOUNCES THIRD QUARTER 2022 RESULTS AND DECLARES REGULAR CASH DIVIDEND
•Net income was $21.0 million, or $0.59 per diluted share, for the third quarter of 2022 compared to $18.6 million, or $0.52 per diluted share, for the second quarter of 2022 and $20.6 million, or $0.58 per diluted share, for the third quarter of 2021.
•Loans receivable grew $127.2 million, or 3.3% (13.0% annualized), in the third quarter of 2022.
•Net interest income increased $9.2 million, or 18.5%, to $59.3 million for the third quarter of 2022 compared to $50.0 million for the second quarter of 2022.
•Net interest margin increased to 3.57% for the third quarter of 2022 from 3.04% for the second quarter of 2022 and 3.15% for the third quarter of 2021.
•Cost of total deposits was unchanged at 0.09% for the third quarter of 2022 from 0.09% for both the second quarter of 2022 and the third quarter of 2021.
•The ratio of nonperforming assets to total assets decreased to 0.09% at September 30, 2022 compared to 0.14% at June 30, 2022 and 0.36% at September 30, 2021.
•Declared a regular cash dividend of $0.21 per common share on October 19, 2022.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank (the "Bank"), today reported net income of $21.0 million for the third quarter of 2022 compared to $18.6 million for the second quarter of 2022 and $20.6 million for the third quarter of 2021. Diluted earnings per share for the third quarter of 2022 were $0.59 compared to $0.52 for the second quarter of 2022 and $0.58 for the third quarter of 2021.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, “Results for the third quarter showcase the strengths of our business model which includes a strong balance sheet, prudent risk management and a foundation of stable core deposits. Compared to second quarter of 2022, our net interest income grew 18.5% and net interest margin expanded by 53 basis points as we benefit from higher interest rates on growing earning assets, while our cost of total deposits was unchanged at 0.09%.
Despite a challenging operating environment, we continue to see attractive growth as reflected in the $206.7 million in loans funded and the banking teams we hired in Portland MSA and Eugene markets during the second quarter. We believe Heritage is well positioned to continue to take advantage of opportunities and navigate the economic environment in future periods.
We are proud that Heritage Bank is partnering with Low Income Housing Institute (“LIHI”) in constructing 85 new affordable units in Seattle’s Central District, to be known as Good Shepherd Housing, as it is being built in partnership with the Lutheran Church of the Good Shepherd. Heritage is providing $17.9 million of construction financing and $19.9 million of low income housing tax credit equity investment. LIHI focuses on permanent supportive housing and services for formerly homeless households and this project will continue to support this mission.”

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(Dollars in thousands, except per share amounts)
Net income	$20,990	$18,584	$20,592
Pre-tax, pre-provision income (1)	$27,592	$21,357	$22,440
Diluted earnings per share	$0.59	$0.52	$0.58
Return on average assets (2)	1.13%	1.01%	1.13%

	As of or for the Quarter Ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(Dollars in thousands, except per share amounts)
Pre-tax, pre-provision return on average assets (1) (2)	1.49%	1.16%	1.23%
Return on average common equity (2)	10.27%	9.19%	9.55%
Return on average tangible common equity (1) (2)	15.20%	13.68%	13.93%
Net interest margin (2)	3.57%	3.04%	3.15%
Cost of total deposits (2)	0.09%	0.09%	0.09%
Efficiency ratio	58.66%	62.57%	62.35%
Noninterest expense to average total assets (2)	2.11%	1.94%	2.04%
Total assets	$7,200,312	$7,316,467	$7,259,038
Loans receivable, net	$3,959,206	$3,834,368	$3,905,567
Total deposits	$6,237,735	$6,330,190	$6,229,017
Loan to deposit ratio (3)	64.1%	61.2%	63.5%
Book value per share	$22.13	$22.94	$24.13
Tangible book value per share (1)	$15.04	$15.83	$16.97
Tangible book value per share, excluding AOCI (1) (4)	$18.03	$17.59	$16.55
    (1) See Non-GAAP Financial Measures section herein.
    (2) Annualized.
    (3) Loans receivable divided by total deposits.
    (4) Accumulated other comprehensive income or loss ("AOCI").

Balance Sheet
Cash and cash equivalents decreased $586.7 million, or 59.0%, to $407.3 million at September 30, 2022 from $994.1 million at June 30, 2022 due primarily to increases in investment securities and loans receivable and a decrease in deposits.
The following table provides information regarding our investment securities at the dates indicated:

	September 30, 2022		June 30, 2022
	Balance	% of Total	Balance	% of Total	Change	% Change
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$63,749	3.0%	$65,668	3.6%	$(1,919)	(2.9)%
Municipal securities	185,713	8.7	200,010	11.1%	(14,297)	(7.1)
Residential CMO and MBS	438,370	20.6	398,156	22.1%	40,214	10.1
Commercial CMO and MBS	639,441	30.0	493,620	27.4%	145,821	29.5
Corporate obligations	5,834	0.3	5,978	0.3%	(144)	(2.4)
Other asset-backed securities	23,035	1.1	24,156	1.3%	(1,121)	(4.6)
Total	$1,356,142	63.7%	$1,187,588	65.8%	$168,554	14.2%

Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$150,948	7.1%	$150,960	8.4%	$(12)	—%
Residential CMO and MBS	296,432	13.9	159,007	8.8%	137,425	86.4
Commercial CMO and MBS	325,939	15.3	305,686	17.0%	20,253	6.6
Total	$773,319	36.3%	$615,653	34.2%	$157,666	25.6%

Total investment securities	$2,129,461	100.0%	$1,803,241	100.0%	$326,220	18.1%
Total investment securities increased $326.2 million, or 18.1%, to $2.13 billion at September 30, 2022 from $1.80 billion at June 30, 2022 due primarily to purchases to deploy excess liquidity into higher yielding, longer duration assets. Purchases were partially offset by a $55.2 million decrease in the fair value of investment securities available for sale as a result of an increase in market interest rates during the three months ended September 30, 2022.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	September 30, 2022		June 30, 2022		Change
	Balance	% of Total	Balance	% of Total	Amount	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$735,028	18.4%	$698,828	18.0%	$36,200	5.2%
SBA PPP	3,593	0.1	11,334	0.3	(7,741)	(68.3)
Owner-occupied commercial real estate ("CRE")	959,486	24.0	950,699	24.6	8,787	0.9
Non-owner occupied CRE	1,547,114	38.6	1,515,796	39.1	31,318	2.1
Total commercial business	3,245,221	81.1	3,176,657	82.0	68,564	2.2
Residential real estate	296,019	7.4	265,382	6.9	30,637	11.5
Real estate construction and land development:
Residential	92,297	2.3	90,546	2.3	1,751	1.9
Commercial and multifamily	160,723	4.0	128,060	3.3	32,663	25.5
Total real estate construction and land development	253,020	6.3	218,606	5.6	34,414	15.7
Consumer	207,035	5.2	213,419	5.5	(6,384)	(3.0)
Loans receivable	4,001,295	100.0%	3,874,064	100.0%	127,231	3.3
Allowance for credit losses on loans	(42,089)		(39,696)		(2,393)	6.0
Loans receivable, net	$3,959,206		$3,834,368		$124,838	3.3%
Loans receivable grew $127.2 million, or 3.3% (13.0% annualized), in the third quarter of 2022. New loans funded during the third and second quarter of 2022 were $206.7 million and $242.4 million, respectively, including purchased residential real estate loans of $29.0 million and $27.3 million, respectively. Line of credit utilization increased during the third quarter and loan repayments were lower at $71.6 million during the third quarter of 2022 compared to $136.5 million in the second quarter of 2022, exclusive of SBA PPP loan repayments, net deferred fees, and net acquired discounts.
The following table summarizes the Company's total deposits at the dates indicated:

	September 30, 2022		June 30, 2022		Change
	Balance	% of Total	Balance	% of Total	Amount	%
	(Dollars in thousands)
Noninterest demand deposits	$2,308,583	37.0%	$2,325,139	36.7%	$(16,556)	(0.7)%
Interest bearing demand deposits	1,997,989	32.0	1,977,527	31.3	20,462	1.0
Money market accounts	996,214	16.0	1,062,178	16.8	(65,964)	(6.2)
Savings accounts	647,526	10.4	654,577	10.3	(7,051)	(1.1)
Total non-maturity deposits	5,950,312	95.4	6,019,421	95.1	(69,109)	(1.1)
Certificates of deposit	287,423	4.6	310,769	4.9	(23,346)	(7.5)
Total deposits	$6,237,735	100.0%	$6,330,190	100.0%	$(92,455)	(1.5)%
Total deposits decreased $92.5 million, or 1.5%, from June 30, 2022. The decrease was due primarily to competitive pricing pressures and customers moving excess funds to alternative higher yielding investments.
Total stockholders' equity decreased $28.7 million during the third quarter of 2022 due to an increased loss in AOCI of $43.2 million following an increase in market interest rates during the quarter, which negatively impacted the fair value of our investment securities available for sale portfolio at September 30, 2022. AOCI has no effect on our regulatory capital ratios as the Company opted to exclude it from our common equity Tier 1 capital calculations.

The Company and Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	September 30, 2022	June 30, 2022	Change
Stockholders' equity to total assets	10.8%	11.0%	(0.2)%
Tangible common equity to tangible assets (1)	7.6	7.9	(0.3)
Tangible common equity to tangible assets, excluding AOCI (1)	9.0	8.7	0.3
Common equity tier 1 capital ratio (2)	12.8	13.2	(0.4)
Leverage ratio (2)	9.2	8.9	0.3
Tier 1 capital ratio (2)	13.3	13.6	(0.3)
Total capital ratio (2)	14.0	14.4	(0.4)
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The following table provides detail on the changes in the allowance for credit losses ("ACL") on loans and the ACL on unfunded commitments ("Unfunded") and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$39,696	$997	$40,693	$40,333	$1,552	$41,885	$51,562	$2,451	$54,013
Provision for (reversal of) credit losses	1,919	26	1,945	(649)	(555)	(1,204)	(2,852)	(297)	(3,149)
Net recoveries (charge-offs)	474	—	474	12	—	12	(393)	—	(393)
Balance, end of period	$42,089	$1,023	$43,112	$39,696	$997	$40,693	$48,317	$2,154	$50,471
The ACL on loans increased compared to June 30, 2022 due primarily to an increase related to the growth in loans receivable offset partially by a reduction related to loans individually evaluated for losses.

Credit Quality
Nonperforming assets decreased to 0.09% of total assets at September 30, 2022 compared to 0.14% of total assets at June 30, 2022. Nonperforming assets at both September 30, 2022 and June 30, 2022 consisted only of nonaccrual loans. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(In thousands)
Balance, beginning of period	$10,475	$16,527	$35,341
Additions	—	720	293
Net principal payments and transfers to accruing status	(4,016)	(5,964)	(8,139)
Payoffs	(225)	(691)	(911)
Charge-offs	—	(117)	(690)
Balance, end of period	$6,234	$10,475	$25,894
Nonaccrual loans declined during the third quarter of 2022 due primarily to the transfer of one owner occupied CRE loan relationship totaling $3.4 million back to accrual status.

Net Interest Income and Net Interest Margin
Net interest income increased $9.2 million, or 18.5%, compared to the second quarter of 2022 and increased $7.9 million, or 15.4%, compared to the third quarter of 2021 due primarily to an increase in yields earned on interest earning assets following increases in market interest rates. The yield on interest earning assets increased to 3.68% as compared to 3.14% in the second quarter of 2022 and 3.25% in the third quarter of 2021. SBA PPP interest and fee income decreased $1.5 million compared to the second quarter of 2022 and decreased $7.8 million compared to the third quarter of 2021.
The following table presents the loan yield and the impact of SBA PPP loans and the incremental accretion on purchased loans on this financial measure for the periods presented below:

	Quarter Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Loan yield (GAAP)	4.51%	4.30%	4.64%
Exclude impact from SBA PPP loans	(0.02)	(0.15)	(0.38)
Exclude impact from incremental accretion on purchased loans	(0.05)	(0.03)	(0.07)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans (non-GAAP) (1)	4.44%	4.12%	4.19%
(1) See Non-GAAP Financial Measures section.
Net interest margin increased to 3.57% for the third quarter of 2022 as compared to 3.04% for the second quarter of 2022 and 3.15% for the third quarter of 2021 due to a shift into higher yielding interest earning assets as well as higher average yields on all interest earning assets excluding the impact from SBA PPP loans.

Noninterest Income
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2022	June 30, 2022	September 30, 2021	Change	% Change	Change	% Change
	(Dollar amounts in thousands)
Service charges and other fees	$2,688	$2,577	$2,400	$111	4.3%	$288	12.0%
Card revenue	2,365	2,146	2,150	219	10.2	215	10.0
Gain on sale of loans, net	133	219	765	(86)	(39.3)	(632)	(82.6)
Interest rate swap fees	78	26	126	52	200.0	(48)	(38.1)
Bank owned life insurance income	723	764	647	(41)	(5.4)	76	11.7
Gain on sale of other assets, net	265	—	942	265	—	(677)	(71.9)
Other income	1,201	1,284	1,198	(83)	(6.5)	3	0.3
Total noninterest income	$7,453	$7,016	$8,228	$437	6.2%	$(775)	(9.4)%
Noninterest income increased from the second quarter of 2022 due mostly to gain on sale of branches held for sale as well as increased card revenue.
Noninterest income decreased from the same period in 2021 due primarily to reduced gain on sale of loans, net as sales volume of secondary market mortgage loans declined and secondarily due to a higher gain on sale of branches held for sale recognized during the third quarter of 2021.

Noninterest Expense
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2022	June 30, 2022	September 30, 2021	Change	% Change	Change	% Change
	(Dollar amounts in thousands)
Compensation and employee benefits	$24,206	$21,778	$21,963	$2,428	11.1%	$2,243	10.2%
Occupancy and equipment	4,422	4,171	4,373	251	6.0	49	1.1
Data processing	4,185	4,185	4,029	—	—	156	3.9
Marketing	358	344	486	14	4.1	(128)	(26.3)
Professional services	639	529	776	110	20.8	(137)	(17.7)

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2022	June 30, 2022	September 30, 2021	Change	% Change	Change	% Change
	(Dollar amounts in thousands)
State/municipal business and use tax	963	867	1,071	96	11.1	(108)	(10.1)
Federal deposit insurance premium	500	425	550	75	17.6	(50)	(9.1)
Amortization of intangible assets	671	704	758	(33)	(4.7)	(87)	(11.5)
Other expense	3,203	2,704	3,160	499	18.5	43	1.4
Total noninterest expense	$39,147	$35,707	$37,166	$3,440	9.6%	$1,981	5.3%
Noninterest expense increased from the second quarter of 2022 and the same period in 2021 due primarily to an increase in compensation and employee benefits due to an increase in the number of full-time equivalent employees including the addition of commercial and relationship banking teams in the second quarter of 2022, an increase in salaries and wages effective July 1, 2022 due to upward market pressure and an increase in accrual for incentive compensation.

Income Tax Expense
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2022	June 30, 2022	September 30, 2021	Change	% Change	Change	% Change
	(Dollar amounts in thousands)
Income before income taxes	$25,647	$22,561	$25,589	$3,086	13.7%	$58	0.2%
Income tax expense	$4,657	$3,977	$4,997	$680	17.1%	$(340)	(6.8)%
Effective income tax rate	18.2%	17.6%	19.5%	0.6%	3.4%	(1.3)%	(6.7)%
Income tax expense increased compared to the second quarter of 2022 due primarily to a higher effective income tax rate during the third quarter of 2022 following an increase in estimated annual pre-tax income for the year ended 2022, which decreased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits.
Income tax expense decreased compared to the same period in 2021 primarily due to a lower effective tax rate due to higher estimated pre-tax income for the year ended 2021, which decreased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits.

Dividend
On October 19, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share. The dividend is payable on November 16, 2022 to shareholders of record as of the close of business on November 2, 2022.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, October 20, 2022 at 10:00 a.m. Pacific time. To access the call, please dial (844) 200-6205 -- access code 481365 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through October 27, 2022 by dialing (866) 813-9403 -- access code 989637.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 50 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following:changes in general economic conditions, either nationally or in our market areas, including as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as increasing oil prices and supply chain disruptions; changes in the interest rate environment; the quality and composition of our securities portfolio and the impact of any adverse changes including market liquidity within the securities markets; legislative and regulatory changes, including as a result of the COVID-19 pandemic and the possibility of a new COVID-19 variant; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2022 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	September 30, 2022	June 30, 2022	December 31, 2021
Assets
Cash on hand and in banks	$100,428	$93,675	$61,377
Interest earning deposits	306,896	900,380	1,661,915
Cash and cash equivalents	407,324	994,055	1,723,292
Investment securities available for sale, at fair value (amortized cost of $1,491,440, $1,267,715 and $883,832, respectively)	1,356,142	1,187,588	894,335
Investment securities held to maturity, at amortized cost (fair value of $677,335, $559,312 and $376,331, respectively)	773,319	615,653	383,393
Total investment securities	2,129,461	1,803,241	1,277,728
Loans held for sale	—	1,311	1,476
Loans receivable	4,001,295	3,874,064	3,815,662
Allowance for credit losses on loans	(42,089)	(39,696)	(42,361)
Loans receivable, net	3,959,206	3,834,368	3,773,301
Other real estate owned	—	—	—
Premises and equipment, net	76,683	77,164	79,370
Federal Home Loan Bank stock, at cost	8,916	8,916	7,933
Bank owned life insurance	121,369	120,646	120,196
Accrued interest receivable	17,812	15,908	14,657
Prepaid expenses and other assets	230,704	211,350	183,543
Other intangible assets, net	7,898	8,569	9,977
Goodwill	240,939	240,939	240,939
Total assets	$7,200,312	$7,316,467	$7,432,412

Liabilities and Stockholders' Equity
Deposits	$6,237,735	$6,330,190	$6,394,290
Junior subordinated debentures	21,399	21,326	21,180
Securities sold under agreement to repurchase	40,449	41,827	50,839
Accrued expenses and other liabilities	124,027	117,758	111,671
Total liabilities	6,423,610	6,511,101	6,577,980

Common stock	551,419	550,417	551,798
Retained earnings	330,284	316,732	293,238
Accumulated other comprehensive (loss) income, net	(105,001)	(61,783)	9,396
Total stockholders' equity	776,702	805,366	854,432
Total liabilities and stockholders' equity	$7,200,312	$7,316,467	$7,432,412

Shares outstanding	35,104,248	35,103,929	35,105,779

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest Income
Interest and fees on loans	$43,847	$40,890	$46,863	$125,762	$147,137
Taxable interest on investment securities	12,362	7,607	4,711	25,972	12,295
Nontaxable interest on investment securities	892	893	931	2,645	2,836
Interest on interest earning deposits	4,009	2,342	537	7,057	975
Total interest income	61,110	51,732	53,042	161,436	163,243
Interest Expense
Deposits	1,478	1,413	1,444	4,314	4,696
Junior subordinated debentures	312	239	184	745	557
Other borrowings	34	32	36	98	109
Total interest expense	1,824	1,684	1,664	5,157	5,362
Net interest income	59,286	50,048	51,378	156,279	157,881
Provision for (reversal of) credit losses	1,945	(1,204)	(3,149)	(2,836)	(24,335)
Net interest income after provision for (reversal of) credit losses	57,341	51,252	54,527	159,115	182,216
Noninterest Income
Service charges and other fees	2,688	2,577	2,400	7,739	6,728
Card revenue	2,365	2,146	2,150	6,773	6,216
Gain on sale of investment securities, net	—	—	—	—	29
Gain on sale of loans, net	133	219	765	593	3,138
Interest rate swap fees	78	26	126	383	487
Bank owned life insurance income	723	764	647	3,182	2,020
Gain on sale of other assets, net	265	—	942	469	1,688
Other income	1,201	1,284	1,198	3,866	4,470
Total noninterest income	7,453	7,016	8,228	23,005	24,776
Noninterest Expense
Compensation and employee benefits	24,206	21,778	21,963	67,236	65,967
Occupancy and equipment	4,422	4,171	4,373	12,924	12,918
Data processing	4,185	4,185	4,029	12,431	11,839
Marketing	358	344	486	968	1,566
Professional services	639	529	776	1,866	3,083
State/municipal business and use taxes	963	867	1,071	2,627	3,034
Federal deposit insurance premium	500	425	550	1,525	1,478
Amortization of intangible assets	671	704	758	2,079	2,352
Other expense	3,203	2,704	3,160	8,918	8,567
Total noninterest expense	39,147	35,707	37,166	110,574	110,804
Income before income taxes	25,647	22,561	25,589	71,546	96,188
Income tax expense	4,657	3,977	4,997	12,216	17,550
Net income	$20,990	$18,584	$20,592	$59,330	$78,638

Basic earnings per share	$0.60	$0.53	$0.58	$1.69	$2.19
Diluted earnings per share	$0.59	$0.52	$0.58	$1.67	$2.18
Dividends declared per share	$0.21	$0.21	$0.20	$0.63	$0.60
Average shares outstanding - basic	35,103,984	35,110,334	35,644,192	35,103,048	35,854,258
Average shares outstanding - diluted	35,468,890	35,409,524	35,929,518	35,438,672	36,152,052

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Allowance for Credit Losses on Loans:
Balance, beginning of period	$39,696	$40,333	$51,562	$42,361	$70,185
Provision for (reversal of) credit losses on loans	1,919	(649)	(2,852)	(1,252)	(21,808)
Charge-offs:
Commercial business	—	(117)	(743)	(316)	(757)
Residential real estate	—	—	—	(30)	—
Real estate construction and land development	—	—	—	—	(1)
Consumer	(138)	(132)	(204)	(396)	(509)
Total charge-offs	(138)	(249)	(947)	(742)	(1,267)
Recoveries:
Commercial business	455	149	385	876	735
Residential real estate	—	—	—	3	—
Real estate construction and land development	107	59	8	174	28
Consumer	50	53	161	669	444
Total recoveries	612	261	554	1,722	1,207
Net recoveries (charge-offs)	474	12	(393)	980	(60)
Balance, end of period	$42,089	$39,696	$48,317	$42,089	$48,317
Net (recoveries) charge-offs on loans to average loans, annualized	(0.05)%	—%	0.04%	(0.03)%	—%

	September 30, 2022	June 30, 2022	December 31, 2021
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$6,234	$10,475	$23,107
Residential real estate	—	—	47
Real estate construction and land development	—	—	571
Consumer	—	—	29
Total nonaccrual loans	6,234	10,475	23,754
Other real estate owned	—	—	—
Nonperforming assets	$6,234	$10,475	$23,754

Restructured performing loans	$71,863	$63,694	$59,110
Accruing loans past due 90 days or more	20	2,036	293
ACL on loans to:
Loans receivable	1.05%	1.02%	1.11%
Loans receivable, excluding SBA PPP loans (1)	1.05%	1.03%	1.15%
Nonaccrual loans	675.15%	378.96%	178.33%
Nonperforming loans to loans receivable	0.16%	0.27%	0.62%
Nonperforming assets to total assets	0.09%	0.14%	0.32%
(1) See Non-GAAP Financial Measures section herein.

Average Balances, Yields, and Rates Paid:

	Quarter Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2)(3)	$3,859,839	$43,847	4.51%	$3,812,045	$40,890	4.30%	$4,005,585	$46,863	4.64%
Taxable securities	1,868,900	12,362	2.62	1,450,328	7,607	2.10	893,374	4,711	2.09
Nontaxable securities (3)	133,022	892	2.66	137,429	893	2.61	157,907	931	2.34
Interest earning deposits	730,600	4,009	2.18	1,213,156	2,342	0.77	1,417,661	537	0.15
Total interest earning assets	6,592,361	61,110	3.68%	6,612,958	51,732	3.14%	6,474,527	53,042	3.25%
Noninterest earning assets	775,375			772,658			740,433
Total assets	$7,367,736			$7,385,616			7,214,960
Interest Bearing Liabilities:
Certificates of deposit	$297,786	$290	0.39%	$321,926	$324	0.40%	$365,278	$407	0.44%
Savings accounts	654,697	99	0.06	652,407	88	0.05	609,818	90	0.06
Interest bearing demand and money market accounts	3,065,007	1,089	0.14	3,067,373	1,001	0.13	2,881,567	947	0.13
Total interest bearing deposits	4,017,490	1,478	0.15	4,041,706	1,413	0.14	3,856,663	1,444	0.15
Junior subordinated debentures	21,356	312	5.80	21,287	239	4.50	21,060	184	3.47
Securities sold under agreement to repurchase	42,959	34	0.31	48,272	32	0.27	52,197	36	0.27
Total interest bearing liabilities	4,081,805	1,824	0.18%	4,111,265	1,684	0.16%	3,929,920	1,664	0.17%
Noninterest demand deposits	2,356,688			2,349,746			2,313,145
Other noninterest bearing liabilities	118,191			113,644			116,187
Stockholders’ equity	811,052			810,961			855,708
Total liabilities and stockholders’ equity	$7,367,736			$7,385,616			$7,214,960
Net interest income and spread		$59,286	3.50%		$50,048	2.98%		$51,378	3.08%
Net interest margin			3.57%			3.04%			3.15%
(1)Annualized; average balances are calculated using daily balances.
(2)Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $0.9 million, $2.4 million and $7.8 million for the third quarter of 2022, second quarter of 2022 and third quarter of 2021, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$3,815,387	$125,762	4.41%	$4,297,875	$147,137	4.58%
Taxable securities	1,532,450	25,972	2.27	789,691	12,295	2.08
Nontaxable securities (3)	138,904	2,645	2.55	160,748	2,836	2.36
Interest earning deposits	1,146,183	7,057	0.82	1,034,690	975	0.13
Total interest earning assets	6,632,924	161,436	3.25%	6,283,004	163,243	3.47%
Noninterest earning assets	762,877			749,781
Total assets	$7,395,801			$7,032,785
Interest Bearing Liabilities:
Certificates of deposit	$318,547	$952	0.40%	$379,885	$1,447	0.51%
Savings accounts	651,292	273	0.06	587,358	274	0.06
Interest bearing demand and money market accounts	3,066,229	3,089	0.13	2,817,353	2,975	0.14
Total interest bearing deposits	4,036,068	4,314	0.14	3,784,596	4,696	0.17
Junior subordinated debentures	21,286	745	4.68	20,987	557	3.55
Securities sold under agreement to repurchase	47,057	98	0.28	45,221	109	0.32
Total interest bearing liabilities	4,104,411	5,157	0.17%	3,850,804	5,362	0.19%
Noninterest demand deposits	2,355,285			2,227,281
Other noninterest bearing liabilities	113,534			115,098
Stockholders’ equity	822,571			839,602
Total liabilities and stockholders’ equity	$7,395,801			$7,032,785
Net interest income and spread		$156,279	3.08%		$157,881	3.28%
Net interest margin			3.15%			3.36%
(1)Average balances are calculated using daily balances.
(2)Average loan receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $6.7 million and $23.2 million for the nine months ended September 30, 2022 and 2021, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Earnings:
Net interest income	$59,286	$50,048	$46,944	$47,908	$51,378
Provision for (reversal of) credit losses	1,945	(1,204)	(3,577)	(5,037)	(3,149)
Noninterest income	7,453	7,016	8,538	9,839	8,228
Noninterest expense	39,147	35,707	35,720	38,465	37,166
Net income	20,990	18,584	19,757	19,397	20,592
Pre-tax, pre-provision net income (3)	27,592	21,357	19,762	19,282	22,440
Basic earnings per share	$0.60	$0.53	$0.56	$0.56	$0.58
Diluted earnings per share	$0.59	$0.52	$0.56	$0.55	$0.58
Average Balances:
Loans receivable, net (1)	$3,859,839	$3,812,045	$3,773,325	$3,836,029	$4,005,585
Total investment securities	2,001,922	1,587,757	1,417,966	1,170,315	1,051,281
Total interest earning assets	6,592,361	6,612,958	6,694,578	6,671,984	6,474,527
Total assets	7,367,736	7,385,616	7,434,787	7,403,597	7,214,960
Total interest bearing deposits	4,017,490	4,041,706	4,049,357	3,977,721	3,856,663
Total noninterest demand deposits	2,356,688	2,349,746	2,359,451	2,396,452	2,313,145
Stockholders' equity	811,052	810,961	846,085	849,383	855,708
Financial Ratios:
Return on average assets (2)	1.13%	1.01%	1.08%	1.04%	1.13%
Pre-tax, pre-provision return on average assets (2)(3)	1.49	1.16	1.08	1.03	1.23
Return on average common equity (2)	10.27	9.19	9.47	9.06	9.55
Return on average tangible common equity (2) (3)	15.20	13.68	13.83	13.27	13.93
Efficiency ratio	58.66	62.57	64.38	66.61	62.35
Noninterest expense to average total assets (2)	2.11	1.94	1.95	2.06	2.04
Net interest spread (2)	3.50	2.98	2.78	2.79	3.08
Net interest margin (2)	3.57	3.04	2.84	2.85	3.15
(1) Average loan receivable, net includes loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

	As of or for the Quarter Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Select Balance Sheet:
Total assets	$7,200,312	$7,316,467	$7,483,814	$7,432,412	$7,259,038
Loans receivable, net	3,959,206	3,834,368	3,780,845	3,773,301	3,905,567
Total investment securities	2,129,461	1,803,241	1,462,137	1,277,728	1,072,600
Deposits	6,237,735	6,330,190	6,491,500	6,394,290	6,229,017
Noninterest demand deposits	2,308,583	2,325,139	2,393,972	2,343,909	2,312,707
Stockholders' equity	776,702	805,366	821,449	854,432	848,404
Financial Measures:
Book value per share	$22.13	$22.94	$23.40	$24.34	$24.13
Tangible book value per share (1)	15.04	15.83	16.27	17.19	16.97
Tangible book value per share, excluding AOCI (1)	18.03	17.59	17.25	16.92	16.55
Stockholders' equity to total assets	10.8%	11.0%	11.0%	11.5%	11.7%
Tangible common equity to tangible assets (1)	7.6	7.9	7.9	8.4	8.5
Tangible common equity to tangible assets, excluding AOCI (1)	9.0	8.7	8.3	8.3	8.3
Loans to deposits ratio	64.1	61.2	58.9	59.7	63.5
Regulatory Capital Ratios:
Common equity tier 1 capital ratio(2)	12.8%	13.2%	13.4%	13.5%	13.3%
Leverage ratio(2)	9.2%	8.9%	8.8%	8.7%	8.8%
Tier 1 capital ratio(2)	13.3%	13.6%	13.9%	13.9%	13.8%
Total capital ratio(2)	14.0%	14.4%	14.7%	14.8%	14.8%
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.05%	1.02%	1.06%	1.11%	1.22%
Loans receivable, excluding SBA PPP loans (1)	1.05	1.03	1.07	1.15	1.31
Nonperforming loans	675.15	378.96	244.04	178.33	186.60
Nonperforming loans to loans receivable	0.16	0.27	0.43	0.62	0.65
Nonperforming assets to total assets	0.09	0.14	0.22	0.32	0.36
Net (recoveries) charge-offs on loans to average loans receivable	—	—	(0.05)	0.05	0.04
Criticized Loans by Credit Quality Rating:
Special mention	$84,439	$72,062	$63,269	$71,020	$90,554
Substandard	66,376	94,419	111,300	112,450	126,694
Other Metrics:
Number of banking offices	50	49	49	49	53
Average number of full-time equivalent employees	790	765	751	782	813
Deposits per branch	$124,755	$129,188	$132,480	$130,496	$117,529
Average assets per full-time equivalent employee	9,326	9,654	9,900	9,468	8,874
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollar amounts in thousands, except per share amounts)
This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels. Additionally, recent changes in market interest rates introduced significant volatility in the unrealized gain or loss of investment securities available for sale ("UGL") and the related AOCI. Management excluded UGL and AOCI from tangible assets and tangible common equity, respectively, to improve comparability of capital levels as UGL and AOCI are excluded from the calculation of regulatory capital ratios.

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$776,702	$805,366	$821,449	$854,432	$848,404
Exclude intangible assets	(248,837)	(249,508)	(250,212)	(250,916)	(251,675)
Tangible common equity (non-GAAP)	$527,865	$555,858	$571,237	$603,516	$596,729
Exclude AOCI	105,001	61,783	34,228	(9,396)	(14,734)
Tangible common equity, excluding AOCI (non-GAAP)	$632,866	$617,641	$605,465	$594,120	$581,995

Total assets (GAAP)	$7,200,312	$7,316,467	$7,483,814	$7,432,412	$7,259,038
Exclude intangible assets	(248,837)	(249,508)	(250,212)	(250,916)	(251,675)
Tangible assets (non-GAAP)	$6,951,475	$7,066,959	$7,233,602	$7,181,496	$7,007,363
Exclude UGL, net of tax	105,001	61,783	34,228	(9,396)	(14,734)
Tangible assets, excluding UGL, net of tax (non-GAAP)	$7,056,476	$7,128,742	$7,267,830	$7,172,100	$6,992,629

Stockholders' equity to total assets (GAAP)	10.8%	11.0%	11.0%	11.5%	11.7%
Tangible common equity to tangible assets (non-GAAP)	7.6%	7.9%	7.9%	8.4%	8.5%
Tangible common equity to tangible assets, excluding AOCI (non-GAAP)	9.0%	8.7%	8.3%	8.3%	8.3%

Shares outstanding	35,104,248	35,103,929	35,102,372	35,105,779	35,166,599

Book value per share (GAAP)	$22.13	$22.94	$23.40	$24.34	$24.13
Tangible book value per share (non-GAAP)	$15.04	$15.83	$16.27	$17.19	$16.97
Tangible book value per share, excluding AOCI (non-GAAP)	$18.03	$17.59	$17.25	$16.92	$16.55

The Company considers presenting the ratio of ACL on loans to loans receivable, excluding SBA PPP loans, to be a useful measurement in evaluating the adequacy of the Company's ACL on loans as the balance of SBA PPP loans was significant to the loan portfolio; however, since SBA PPP loans are guaranteed by the SBA, the Company has not provided an ACL on loans for these loans.

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
ACL on Loans to Loans Receivable, excluding SBA PPP Loans:
Allowance for credit losses on loans	$42,089	$39,696	$40,333	$42,361	$48,317

Loans receivable (GAAP)	$4,001,295	$3,874,064	$3,821,178	$3,815,662	$3,953,884
Exclude SBA PPP loans	(3,593)	(11,334)	(64,962)	(145,840)	(266,896)
Loans receivable, excluding SBA PPP loans (non-GAAP)	$3,997,702	$3,862,730	$3,756,216	$3,669,822	$3,686,988

ACL on loans to loans receivable (GAAP)	1.05%	1.02%	1.06%	1.11%	1.22%
ACL on loans to loans receivable, excluding SBA PPP loans (non-GAAP)	1.05%	1.03%	1.07%	1.15%	1.31%

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Quarter Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$20,990	$18,584	$19,757	$19,397	$20,592
Add amortization of intangible assets	671	704	704	759	758
Exclude tax effect of adjustment	(141)	(148)	(148)	(159)	(159)
Tangible net income (non-GAAP)	$21,520	$19,140	$20,313	$19,997	$21,191

Average stockholders' equity (GAAP)	$811,052	$810,961	$846,085	$849,383	$855,708
Exclude average intangible assets	(249,245)	(249,890)	(250,593)	(251,331)	(252,159)
Average tangible common stockholders' equity (non-GAAP)	$561,807	$561,071	$595,492	$598,052	$603,549

Return on average common equity, annualized (GAAP)	10.27%	9.19%	9.47%	9.06%	9.55%
Return on average tangible common equity, annualized (non-GAAP)	15.20%	13.68%	13.83%	13.27%	13.93%

The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets, are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions. The Company also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on credit loss provisions of various institutions has varied based on the geography of the communities served by a particular institution and the decision to adopt or defer the current expected credit losses ("CECL") methodology required by Accounting Standards Update 2016-13.

	Quarter Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$20,990	$18,584	$19,757	$19,397	$20,592
Add income tax expense	4,657	3,977	3,582	4,922	4,997
Add provision for (reversal of) credit losses	1,945	(1,204)	(3,577)	(5,037)	(3,149)
Pre-tax, pre-provision income (non-GAAP)	$27,592	$21,357	$19,762	$19,282	$22,440

Average total assets (GAAP)	$7,367,736	$7,385,616	$7,434,787	$7,403,597	$7,214,960

Return on average assets, annualized (GAAP)	1.13%	1.01%	1.08%	1.04%	1.13%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.49%	1.16%	1.08%	1.03%	1.23%
The Company believes presenting loan yield excluding the effect of discount accretion on purchased loans is useful in assessing the impact of acquisition accounting on loan yield as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off its balance sheet. Incremental accretion on purchased loans represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified by the adoption of CECL. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.
Similarly, presenting loan yield excluding the effect of SBA PPP loans is useful in assessing the impact of these special program loans that have substantially decreased within a short time frame.

	Quarter Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Loan Yield, excluding SBA PPP Loans and Incremental Accretion on Purchased Loans, annualized:
Interest and fees on loans (GAAP)	$43,847	$40,890	$46,863
Exclude interest and fees on SBA PPP loans	(275)	(1,782)	(8,042)
Exclude incremental accretion on purchased loans	(398)	(270)	(681)
Adjusted interest and fees on loans (non-GAAP)	$43,174	$38,838	$38,140

Average loans receivable, net (GAAP)	$3,859,839	$3,812,045	$4,005,585
Exclude average SBA PPP loans	(5,726)	(34,090)	(392,570)
Adjusted average loans receivable, net (non-GAAP)	$3,854,113	$3,777,955	$3,613,015

Loan yield, annualized (GAAP)	4.51%	4.30%	4.64%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized (non-GAAP)	4.44%	4.12%	4.19%